                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     WHEREAS, True North Communications Inc., a Delaware corporation (the "Corporation"), proposes to offer and sell shares of Common Stock, $.33-1/3 par value (the "Common Stock"), in connection with acquisitions by the Corporation or its subsidiaries.

     WHEREAS, in order to register such shares, the Corporation proposes to file shortly with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 (the "Registration Statement") with respect to such shares of Common Stock which may be issued from time to time in connection with acquisitions by the Corporation or its subsidiaries;

     NOW THEREFORE, each person whose signature appears below constitutes and appoints Bruce Mason, Donald L. Seeley and Theodore J. Theophilos, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign the Registration Statement or amendments (including post-effective amendments) thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

              Name                           Date Signed
              ----                           -----------

  /s/ Charles D. Peebler, Jr.               June 25, 1998
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      Charles D. Peebler, Jr.

  /s/ Richard S. Braddock                   June 26, 1998
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      Richard S. Braddock

  /s/ David A. Bell                         June 29, 1998
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      David A. Bell

  /s/ Donald M. Elliman, Jr.                June 29, 1998
---------------------------------------
      Donald M. Elliman, Jr.

  /s/ W. Grant Gregory                      June 26, 1998
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      W. Grant Gregory

  /s/ Leo-Arthur Kelmenson                  June 26, 1998
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      Leo-Arthur Kelmenson

  /s/ Richard P. Mayer                      June 25, 1998
---------------------------------------
      Richard P. Mayer

  /s/ Michael E. Murphy                     June 25, 1998
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      Michael E. Murphy

  /s/ J. Brendan Ryan                       June 26, 1998
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      J. Brendan Ryan

  /s/ Stephen T. Vehslage                   June 26, 1998
---------------------------------------
      Stephen T. Vehslage